Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Naveris, Inc. (“Naveris”) by CareDx, Inc. (the “Company” or “CareDx”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 28, 2026, by and among Naveris, CareDx, Nautilus Merger Sub, Inc. (“Merger Sub”) and Shareholder Representative Services LLC, solely in its capacity as “Securityholder Representative”. Under the terms of the Merger Agreement, Merger Sub, a wholly owned subsidiary of CareDx, merged with and into Naveris, with Naveris continuing as the surviving corporation and becoming a wholly owned subsidiary of CareDx (the “Acquisition”). Naveris’ lead product, NavDx, is a blood-based test that detects and monitors viral-mediated cancers — including human papillomavirus (HPV)-associated head and neck and anal cancers — from diagnosis through post-treatment molecular residual disease (MRD) surveillance. NavDx is the first and only Medicare-covered assay for HPV-driven head and neck and anal cancer MRD.

The Acquisition closed on July 1, 2026 (the “Closing”). The Acquisition has been accounted for as a business combination under the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic No. 805, Business Combinations, (“ASC 805”) using the acquisition method of accounting, with CareDx treated as the accounting acquirer and Naveris treated as the accounting acquiree. Accordingly, the assets acquired and liabilities assumed of Naveris are recognized based on their estimated acquisition-date fair values, with the excess of consideration transferred over the estimated fair value of net assets acquired recognized as goodwill.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition and has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined financial information gives effect to the accounting for the Acquisition, including the pro forma adjustments intended to illustrate the estimated effects of the Acquisition (the “Transaction Adjustments”), and accounting adjustments for the liquidation of the Company’s marketable securities, intended to be used to fund the Acquisition (the “Financing”). Accordingly, the effects of the Financing are presented in a separate column captioned “Financing Adjustments” in the unaudited pro forma condensed combined balance sheet and in each of the unaudited pro forma condensed combined statements of operations, and are described in a separate note.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Acquisition as if it had been completed on March 31, 2026 and combines the unaudited consolidated balance sheet of CareDx as of March 31, 2026 with the unaudited consolidated balance sheet of Naveris as of March 31, 2026.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 give effect to the Acquisition as if it had occurred on January 1, 2025, the first day of the fiscal year 2025, and combine the historical results of CareDx and Naveris. The unaudited pro forma combined statement of operations for the fiscal year ended December 31, 2025 combines the audited consolidated statement of operations of CareDx for the year ended December 31, 2025 and the audited consolidated statement of operations of Naveris for the year ended December 31, 2025. The unaudited pro forma condensed combined statement of operations for the three-month period ended March 31, 2026 combines the unaudited consolidated statement of operations of CareDx for the three-month period ended March 31, 2026 and the unaudited consolidated statement of operations of Naveris for the three-month period ended March 31, 2026.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with:

•    The historical audited consolidated financial statements of CareDx as of and for the fiscal year ended December 31, 2025, as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2026;
•    The historical unaudited condensed consolidated financial statements of CareDx as of and for the three months ended March 31, 2026, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 28, 2026;
•    The historical audited consolidated financial statements of Naveris as of and for the fiscal year ended December 31, 2025, included as Exhibit 99.1 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached; and
•    The historical unaudited condensed consolidated financial statements of Naveris as of and for the three months ended March 31, 2026, included as Exhibit 99.2 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

CareDx, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2026
(In thousands)

	CareDx Historical	Naveris Historical - (As Adjusted) (Note 3)	Transaction Adjustments (Note 5)	Note Reference	Financing Adjustments (Note 7)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$77,923	$14,322	$(151,715)	Note 5.A	$120,154	$60,684
Marketable securities	109,253	—	—		(109,253)	—
Accounts receivable	44,585	4,396	—		—	48,981
Inventory	26,404	1,402	—		—	27,806
Prepaid and other current assets	11,230	978	—		—	12,208
Total current assets	269,395	21,098	(151,715)		10,901	149,679
Property and equipment, net	33,156	1,845	—		—	35,001
Operating lease right-of-use assets	21,206	9,851	(336)	Note 5.H	—	30,721
Marketable securities, non-current	10,901	—	—		(10,901)	—
Intangible assets, net	32,102	—	125,119	Note 5.C	—	157,221
Goodwill	40,336	—	71,774	Note 5.G	—	112,110
Restricted cash	551	—	—		—	551
Other assets	3,415	920	—		—	4,335
Total assets	$411,062	$33,714	$44,842		$—	$489,618
Liabilities and stockholders’ equity			—
Current liabilities:			—
Accounts payable	$9,066	$2,182	$—		$—	$11,248
Accrued compensation	20,545	—	171	Note 5.E	—	20,716
Accrued and other liabilities	49,542	4,516	58,581	Notes 5.A, 5.D, 5.H	—	112,639
Total current liabilities	79,153	6,698	58,752		—	144,603
Deferred tax liability	130	—	314	Note 5.F	—	444
Operating lease liability, less current portion	17,837	9,551	357	Note 5.H	—	27,745
Other liabilities	407	—	13,874	Note 5.A	—	14,281
Total liabilities	97,527	16,249	73,297		—	187,073
Commitments and contingencies
Series A Preferred stock	—	20,410	(20,410)	Note 5.B	—	—
Series A-1 Preferred stock	—	33,394	(33,394)	Note 5.B	—	—
Series B-1 Preferred stock	—	17,800	(17,800)	Note 5.B	—	—
Series B-2 Preferred stock	—	8,908	(8,908)	Note 5.B	—	—
Stockholders’ equity (deficit):
Preferred stock	—	—	—		—	—
Common Stock	51	1	(1)	Note 5.B	—	51
Additional paid-in capital	1,052,306	2,826	(2,826)	Note 5.B	—	1,052,306
Accumulated other comprehensive loss	(6,272)	—	—		—	(6,272)
Accumulated deficit	(732,550)	(65,874)	54,884	Notes 5.B, 5.D, 5.E, 5.F	—	(743,540)
Total stockholders’ equity (deficit)	313,535	(63,047)	52,057		—	302,545
Total liabilities, convertible preferred stock, and stockholders’ equity	$411,062	$33,714	$44,842		$—	$489,618
See accompanying notes to the unaudited pro forma condensed combined financial information.

CareDx, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025
(In thousands, except share and per share data)

	CareDx Historical	Naveris Historical - (As Adjusted) (Note 3)	Transaction Adjustments (Note 6)	Note Reference	Financing Adjustments (Note 7)	Pro Forma Combined
Revenue:
Testing services revenue	$274,495	$34,337	$—		$—	$308,832
Product revenue	48,377	—	—		—	48,377
Patient and digital solutions revenue	56,933	—	—		—	56,933
Total revenue	379,805	34,337	—		—	414,142
Operating expenses:
Cost of testing services	62,045	14,157	—		—	76,202
Cost of product	22,953	—	—		—	22,953
Cost of patient and digital solutions	38,241	—	—		—	38,241
Research and development	71,429	3,847	—		—	75,276
Sales and marketing	102,643	9,693	—		—	112,336
General and administrative	107,565	11,933	35,918	Notes 6.A, 6.B, 6.C	—	155,416
Litigation settlement expense	5,710	—	—		—	5,710
Total operating expenses	410,586	39,630	35,918		—	486,134
Loss from operations	(30,781)	(5,293)	(35,918)		—	(71,992)
Other income (expense)
Interest income	9,174	194	—		(3,603)	5,765
Other income (expense), net	524	1,217	—		—	1,741
Total other income (expense)	9,698	1,411	—		(3,603)	7,506
Loss before taxes	(21,083)	(3,882)	(35,918)		(3,603)	(64,486)
Income tax (expense) benefit	(271)	—	9,819	Note 6.D	—	9,548
Net loss	$(21,354)	$(3,882)	$(26,099)		$(3,603)	$(54,938)

Net loss per share – basic	$(0.40)					$(1.03)
Weighted-average shares – basic	53,287,546					53,287,546

Net loss per share – diluted	$(0.40)					$(1.03)
Weighted-average shares – diluted	53,287,546					53,287,546
See accompanying notes to the unaudited pro forma condensed combined financial information.

CareDx, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Three Months Ended March 31, 2026
(In thousands, except share and per share data)

	CareDx Historical	Naveris Historical - (As Adjusted) (Note 3)	Transaction Adjustments (Note 6)	Note Reference	Financing Adjustments (Note 7)	Pro Forma Combined
Revenue:
Testing services revenue	$91,398	$10,811	$—		$—	$102,209
Product revenue	10,346	—	—		—	10,346
Patient and digital solutions revenue	15,956	—	—		—	15,956
Total revenue	117,700	10,811	—		—	128,511
Operating expenses:
Cost of testing services	17,097	4,018	—		—	21,115
Cost of product	4,834	—	—		—	4,834
Cost of patient and digital solutions	11,698	—	—		—	11,698
Research and development	21,416	1,068	—		—	22,484
Sales and marketing	30,373	2,863	—		—	33,236
General and administrative	30,484	3,785	3,775	Notes 6.AA, 6.CC	—	38,044
Litigation settlement expense	600	—	—		—	600
Total operating expenses	116,502	11,734	3,775		—	132,011
Income (loss) from operations	1,198	(923)	(3,775)		—	(3,500)
Other income (expense)
Interest income	1,909	98	—		(1,220)	787
Other (expense) income, net	(330)	—	—		—	(330)
Total other income (expense)	1,579	98	—		(1,220)	457
Income (loss) before taxes	2,777	(825)	(3,775)		(1,220)	(3,043)
Income tax benefit (expense)	32	—	—		—	32
Net income (loss)	$2,809	$(825)	$(3,775)		$(1,220)	$(3,011)

Net income (loss) per share – basic	$0.05					$(0.06)
Weighted-average shares – basic	51,151,794					51,151,794

Net income (loss) per share – diluted	$0.05					$(0.06)
Weighted-average shares – diluted	53,129,928					51,151,794

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The pro forma adjustments have been prepared as if the Acquisition had been consummated on March 31, 2026, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the Acquisition had been consummated as of the beginning of fiscal year 2025, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with U.S. GAAP. Under this method, the acquired assets and assumed liabilities will be recorded at their respective fair values. Any difference between the purchase price for the Acquisition and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the Acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually or upon identification of triggering events. The unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions and is subject to potential revisions upon further analysis throughout the measurement period as described in ASC 805.

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the accounting for the Acquisition.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The Transaction Adjustments reflect transaction accounting adjustments related to the Acquisition, which are discussed in further detail below. Amounts presented reflect the accounting for the Acquisition by CareDx. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Acquisition been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by CareDx as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform Naveris’ historical financial information to CareDx’s significant accounting policies based on the Company’s initial review and understanding of Naveris’ summary of significant accounting policies from the date of the Acquisition. These adjustments and reclassifications are based on management’s analysis. Additionally, CareDx has included certain reclassification adjustments for consistency in the financial statement presentation. See Note 3 for more information.

CareDx and Naveris have not had any historical material relationship prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Current Report on Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed.

2. Description of the Acquisition

On April 28, 2026, CareDx entered into the Merger Agreement with Naveris, Merger Sub, a wholly owned subsidiary of CareDx, and the Securityholder Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into Naveris, with Naveris continuing as the surviving corporation and becoming a wholly owned subsidiary of CareDx. The Acquisition closed on July 1, 2026.

The merger consideration under the Merger Agreement is based on base consideration of $160.0 million, subject to certain adjustments related to cash, indebtedness, transaction expenses, and net working capital. At the Closing, CareDx withheld $5.0 million and placed that amount into an escrow account to secure the post-Closing purchase price adjustments and $0.5 million was further reserved for expenses incurred by the Securityholder Representative on behalf of Naveris’ securityholders.

In addition to the upfront consideration, the Merger Agreement provides for contingent consideration of up to $100.0 million in the aggregate based upon the achievement of specified revenue-based milestones in respect of the years ending December 31, 2026 and December 31, 2027.

Under the Merger Agreement, each outstanding share of Naveris common stock and preferred stock was converted into the right to receive cash consideration based on the allocation mechanics set forth in the Merger Agreement. There were no cancelled shares or dissenting shares in connection with the Acquisition. Each vested stock option outstanding immediately prior to the Closing, other than certain specified excluded stock options, was cancelled and converted into the right to receive a cash payment equal to the excess of the per share merger consideration over the applicable exercise price, multiplied by the number of shares subject to the vested stock option, together with any post-Closing adjustments and contingent consideration allocated to such vested stock option, in each case less applicable withholding taxes. Each unvested stock option outstanding immediately prior to the Closing, other than certain specified excluded stock options, was cancelled and converted into the opportunity to receive a cash payment equal to the excess of the per share merger consideration over the applicable exercise price, multiplied by the number of shares subject to the unvested option, together with any post-Closing adjustments and contingent consideration allocated to such unvested stock option, less applicable withholding taxes. Amounts allocated to unvested stock options become payable on the dates the underlying unvested stock options would have vested under the vesting conditions and schedule in place immediately prior to or at the Closing. Any portion that does not vest following a termination of employment of the unvested stock option holder is reallocated to the remaining securityholders in accordance with the refunded unvested stock option amount mechanics set forth in the Merger Agreement. Certain specified excluded options were cancelled without any present or future right to receive merger consideration. Amounts attributable to post-combination service are accounted for separately from consideration transferred and recognized as compensation cost in the post-combination period.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, cost savings, revenue enhancements or integration costs that may result from the Acquisition.

Accounting Treatment for the Acquisition

The Acquisition is accounted for as a business combination in accordance with ASC 805. CareDx is the accounting acquirer because CareDx obtained control of Naveris through the merger of Merger Sub, a consolidated subsidiary of CareDx, with Naveris. Under the acquisition method, CareDx recognizes the identifiable assets acquired and liabilities assumed at their estimated acquisition-date fair values and recognizes goodwill as the excess of consideration transferred over the estimated fair value of identifiable net assets acquired.
•CareDx acquired 100% of the equity interests of Naveris through the merger of its wholly owned subsidiary, Merger Sub, with and into Naveris, with Naveris surviving as a wholly owned subsidiary of CareDx;
•The transaction resulted in CareDx obtaining the power to direct the activities of Naveris and the right to receive the benefits from Naveris following the acquisition date; and
•The consideration transferred consists primarily of cash and fair value estimates of contingent consideration obligations, which were paid, or for which liabilities arose, on the acquisition date.

Accordingly, the pro forma adjustments reflect the acquisition accounting for Naveris by CareDx, including the elimination of Naveris’ historical convertible preferred stock and stockholders’ deficit, recognition of the assets acquired and liabilities assumed, recognition of goodwill and recognition of transaction-related adjustments. Based on the preliminary purchase price allocation, the estimated fair value of net assets acquired was approximately $131.6 million and goodwill was approximately $71.8 million for the unaudited pro forma condensed combined balance sheet as of March 31, 2026.

3. Adjustments to Naveris’ Financial Statements

As part of preparing these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align CareDx and Naveris’ financial statement presentation. Upon consummation of the Acquisition, the Company performed a comprehensive review of the two entities’ accounting policies. As a result of the Company's preliminary review, there were no material accounting policy adjustments identified to date. The Company may identify differences between the accounting policies of the two entities as it continues its review through the measurement period which, when conformed, could have a material impact on CareDx’s financial statements.

Certain reclassifications were made to align Naveris’ historical financial statement presentation with that of CareDx based on information available to date. These reclassifications are presented in the tables below. The reclassifications identified to date are summarized below.

Balance Sheet Adjustments

•Reclassification of approximately $1.9 million of current operating lease liabilities presented separately by Naveris into accrued and other liabilities to conform to CareDx’s balance sheet presentation.

Statement of Operations Adjustments

•Reclassification of Naveris’ revenue of approximately $34.3 million for the year ended December 31, 2025 and approximately $10.8 million for the three months ended March 31, 2026 from a single revenue caption into testing services revenue to conform to CareDx’s disaggregated revenue presentation.
•Reclassification of Naveris’ cost of revenue of approximately $14.2 million for the year ended December 31, 2025 and approximately $4.0 million for the three months ended March 31, 2026 into cost of testing services to conform to CareDx’s presentation of cost of revenue category.

The following sets forth the grouping and accounting policy adjustments made to conform Naveris’ presentation to CareDx’s presentation in the unaudited pro forma condensed combined balance sheet as of March 31, 2026 (in thousands):

	Naveris Historical	Reclassification into CareDx Presentation	Naveris Historical After Reclassification
Assets
Current assets:
Cash and cash equivalents	$14,322	$—	$14,322
Marketable securities	—	—	—
Accounts receivable, net	4,396	—	4,396
Inventory	1,402	—	1,402
Prepaid and other current assets	978	—	978
Total current assets	21,098	—	21,098
Property and equipment, net	1,845	—	1,845
Operating lease right-of-use assets	9,851	—	9,851
Marketable securities, non-current	—	—	—
Intangible assets, net	—	—	—
Goodwill	—	—	—
Restricted Cash	—	—	—
Other assets	920	—	920
Total assets	$33,714	$—	$33,714
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,182	$—	$2,182
Accrued compensation	—	—	—
Accrued and other liabilities	2,601	1,915	4,516
Operating lease liabilities, current	1,915	(1,915)	—
Total current liabilities	6,698	—	6,698
Deferred tax liability	—	—	—
Operating lease liability, less current portion	9,551	—	9,551
Other liabilities	—	—	—
Total liabilities	$16,249	$—	$16,249
Commitments and contingencies
Series A Preferred stock	$20,410	$—	$20,410
Series A-1 Preferred stock	33,394	—	33,394
Series B-1 Preferred stock	17,800	—	17,800
Series B-2 Preferred stock	8,908	—	8,908
Stockholders' deficit:
Preferred stock	—	—	—
Common Stock	1	—	1
Additional paid-in capital	2,826	—	2,826
Accumulated other comprehensive loss	—	—	—
Accumulated deficit	(65,874)	—	(65,874)
Total stockholders’ deficit	(63,047)	—	(63,047)
Total liabilities, convertible preferred stock, and stockholders’ equity	$33,714	$—	$33,714

The following sets forth the grouping and accounting policy adjustments made to conform Naveris’ presentation to CareDx’s presentation in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 (in thousands):

	Naveris Historical	Reclassification into CareDx Presentation	Naveris Historical After Reclassification
Revenue:
Testing services revenue	$—	$34,337	$34,337
Product revenue	—	—	—
Patient and digital solutions revenue	—	—	—
Revenue	34,337	(34,337)	—
Total revenue	34,337	—	34,337
Operating expenses:
Cost of testing services	—	14,157	14,157
Cost of product	—	—	—
Cost of patient and digital solutions	—	—	—
Cost of revenue	14,157	(14,157)	—
Research and development	3,847	—	3,847
Sales and marketing	9,693	—	9,693
General and administrative	11,933	—	11,933
Litigation settlement expense	—	—	—
Total operating expenses	39,630	—	39,630
Loss from operations	(5,293)	—	(5,293)
Other income (expense)
Interest and other income	194	—	194
Other income (expense)	1,217	—	1,217
Total other income	1,411	—	1,411
Loss before taxes	(3,882)	—	(3,882)
Income tax expense	—	—	—
Net loss	$(3,882)	$—	$(3,882)

The following sets forth the grouping and accounting policy adjustments made to conform Naveris’ presentation to CareDx’s presentation in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 (in thousands):

	Naveris Historical	Reclassification into CareDx Presentation	Naveris Historical After Reclassification
Revenue:
Testing services revenue	$—	$10,811	$10,811
Product revenue	—	—	—
Patient and digital solutions revenue	—	—	—
Revenue	10,811	(10,811)	—
Total revenue	10,811	—	10,811
Operating expenses:
Cost of testing services	—	4,018	4,018
Cost of product	—	—	—
Cost of patient and digital solutions	—	—	—
Cost of revenue	4,018	(4,018)	—
Research and development	1,068	—	1,068
Sales and marketing	2,863	—	2,863
General and administrative	3,785	—	3,785
Litigation settlement expense	—	—	—
Total operating expenses	11,734	—	11,734
Loss from operations	(923)	—	(923)
Other income (expense)
Interest and other income	98	—	98
Other income (expense), net	—	—	—
Total other income (expense)	98	—	98
Loss before taxes	(825)	—	(825)
Income tax benefit (expense)	—	—	—
Net loss	$(825)	$—	$(825)

4. Preliminary Purchase Price Allocation and Related Adjustments

The Company expects to finalize its purchase price allocation within one year of the Closing. The Company continues to analyze and assess information necessary to determine, recognize and record the accounting purchase price and the acquisition-date fair values of the assets acquired and liabilities assumed, including contingent consideration, identifiable intangible assets, operating lease assets and liabilities, deferred tax assets and liabilities, and certain existing or potential reserves. The Company’s ongoing activities include, but are not limited to, reviewing acquired contracts and other contract-related and legal matters and evaluating accounting policies, tax positions and other tax-related matters.

The Company is using third-party valuation specialists to assist management in determining the fair values of contingent consideration and acquired tangible and identifiable intangible assets. Accordingly, the preliminary recognition and measurement of the assets acquired and liabilities assumed as of the Closing and prepared by management, and the resulting measurement effects on goodwill, are subject to change as additional information becomes available and analyses are completed. Such changes may be material. Goodwill is calculated as the excess of the preliminary estimated fair value of consideration transferred over the preliminary estimated fair value of the identifiable net assets acquired.

The preliminary fair value of the purchase price consideration was approximately $203.4 million, consisting of the following (in thousands):

Fair Value of Purchase Price Consideration	Amount
Cash consideration transferred to securityholders on Closing	$146,715
Cash consideration to be paid to option holders after Closing	7,619
Amounts transferred to an escrow account at the Closing for post-Closing adjustments	5,000
Fair value of contingent consideration related to first revenue milestone	30,151
Fair value of contingent consideration related to second revenue milestone	13,874
Total purchase price consideration	$203,359

The following table sets forth the preliminary allocation of total consideration to the Company’s preliminary estimates of the fair values of the assets acquired and liabilities assumed at the Closing (in thousands):

As of March 31, 2026 (in thousands)
Purchase consideration	$203,359

Cash and cash equivalents	14,322
Accounts receivable	4,396
Inventories	1,402
Prepaids and other current assets	978
Property and equipment	1,845
Operating leases right-of-use assets	9,515
Intangible assets	125,119
Other long-term assets	920
Estimated fair value of total assets acquired	158,497

Accounts payable and accrued expenses	6,871
Lease liabilities, non-current	9,908
Deferred tax liabilities	10,133
Estimated fair value of total liabilities assumed	26,912

Estimated fair value of net acquired assets	131,585
Goodwill	$71,774

5. Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 includes the following:

A. Purchase Price. Reflects the total purchase consideration of approximately $203.4 million, see Note 4 for more information.
B. Elimination of Naveris' Convertible Preferred Stock and Stockholders’ Deficit. Reflects the elimination of Naveris’ historical convertible preferred stock and stockholders’ deficit for a net elimination of approximately $17.5 million.

C. Fair Value Adjustment for Intangible Assets. Reflects the recognition of acquired identifiable intangible assets at their estimated fair value of approximately $125.1 million, consisting of developed technology, the NavDx brand name, and customer relationships. See Note 4 for the preliminary purchase price allocation and Notes 6.B and 6.AA for the related statement of operations adjustments.

The preliminary estimated fair values and useful lives of the identifiable intangible assets acquired, and the related amortization reflected in the unaudited pro forma condensed combined statements of operations, are as follows:

				Amortization (in thousands)
Identifiable Intangible Asset	Fair Value (in thousands)	% of Purchase Consideration	Estimated Useful life (years)	For the twelve months ended 12/31/2025	For the three months ended 3/31/2026
Developed Technology	$108,907	53.6%	10	$10,891	$2,723
Customer Relationship (Healthcare providers)	10,638	5.2%	12	887	222
NavDx Brand Name	5,574	2.7%	9	619	155
Total	$125,119	61.5%		$12,397	$3,100

D. Transaction Expenses. Reflects the accrual of approximately $20.6 million of transaction costs incurred by CareDx and Naveris subsequent to March 31, 2026, recorded within accrued and other liabilities with a corresponding increase to accumulated deficit. Transaction costs incurred by CareDx are expensed as incurred and are not included in consideration transferred, while transaction expenses of Naveris are reflected through the closing consideration mechanics. See Note 6.A for the related statement of operations adjustment.
E. Compensation Arrangements. Reflects the accrual of approximately $0.2 million related to compensation arrangements, including change-in-control bonus payments payable to Naveris employees and option-related amounts attributable to post-combination service, recorded within accrued compensation with a corresponding increase to accumulated deficit. Amounts attributable to post-combination service are excluded from consideration transferred and are recognized as compensation cost in the post-combination period. See Notes 6.C and 6.CC for the related statement of operations adjustments.
F. Deferred Taxes. Reflects the recognition of approximately $10.1 million Naveris net deferred tax liabilities resulting from pre-acquisition Naveris deferred tax assets and acquisition-related Naveris deferred tax liabilities primarily resulting from fair value adjustments to identifiable intangible assets using applicable statutory tax rates, including the estimated U.S. federal and state statutory tax rate of 24.6%. Also reflects the release of approximately $9.8 million of CareDx valuation allowance to the extent the Naveris net deferred tax liabilities support the recognition of CareDx deferred tax assets.
G. Goodwill. Reflects the recognition of estimated goodwill of approximately $71.8 million, representing the excess of the consideration transferred over the estimated fair value of the identifiable net assets acquired. Goodwill is preliminary and subject to change during the measurement period as the Company finalizes its valuations. Goodwill related to the Acquisition is not deductible for tax purposes.
H. Operating Lease Right-of-Use Assets and Liabilities. Reflects an adjustment to record the acquired operating lease right-of-use asset at its estimated acquisition-date fair value, including a fair value adjustment of approximately $0.3 million. The adjustment also includes approximately $0.5 million to update the lease liability using CareDx’s incremental borrowing rate. The offset is recorded to goodwill.

6. Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 includes the following:
A. Transaction Expenses. Reflects incremental transaction costs of approximately $20.6 million incurred by CareDx and Naveris in connection with the Acquisition, recorded within general and administrative expenses, assuming the costs were incurred as of January 1, 2025. These transaction costs are directly attributable to the Acquisition and are therefore reflected in the earliest period presented, consistent with Article 11 of Regulation S-X.

These are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the Closing. Refer to Note 5.D for the corresponding balance sheet adjustment.
B. Amortization of Acquired Intangibles. Represents incremental amortization expense of approximately $12.4 million associated with the estimated fair value of the acquired identifiable intangible assets as described in Note 5.C, consisting of the NavDx brand name, developed technology and customer relationships, assuming the assets were acquired and amortization commenced as of January 1, 2025.
C. Compensation Arrangements. Reflects incremental compensation expense of approximately $2.9 million recorded within general and administrative expenses, related to change-in-control bonus payments and the future vesting of options assumed to occur during the pro forma period. Refer to Note 5.E for the corresponding balance sheet adjustment.
D. Deferred Taxes. Reflects the release of approximately $9.8 million of CareDx valuation allowance to the extent the Naveris net deferred tax liabilities support the recognition of CareDx deferred tax assets.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 includes the following:

AA. Amortization of Acquired Intangibles. Represents incremental amortization expense of approximately $3.1 million associated with the estimated fair value of the acquired identifiable intangible assets as described in Note 5.C, consisting of the NavDx brand name, developed technology and customer relationships, assuming the assets were acquired and amortization commenced as of January 1, 2025.
BB. Transaction Expenses. No pro forma adjustment for transaction expenses is reflected for the three months ended March 31, 2026, as those costs are non-recurring and are assumed to have been incurred in the year ended December 31, 2025, as described in Note 6.A.
CC. Compensation Arrangements. Reflects incremental compensation expense of approximately $0.7 million recorded within general and administrative expenses, related to the future vesting of options assumed to occur during the pro forma period. Refer to Note 5.E for the corresponding balance sheet adjustment.

7. Financing Adjustments

In June 2026, the Company liquidated its marketable securities and transferred the proceeds into its bank accounts in connection with the Acquisition.

Balance Sheet Impact

Reflects the movement of approximately $109.3 million of current marketable securities and approximately $10.9 million of non-current marketable securities, for a total of approximately $120.2 million, to cash and cash equivalents.

Statement of Operations Impact

Reflects the elimination of the historical interest income earned on the Company’s marketable securities, resulting in a decrease to interest income of approximately $3.6 million for the year ended December 31, 2025 and approximately $1.2 million for the three months ended March 31, 2026.

8. Net Income (Loss) per Share

Pro forma basic and diluted net income (loss) per share are calculated using CareDx’s historical weighted-average shares outstanding, and pro forma net income (loss), giving effect to the pro forma statement of operations adjustments described in Notes 6 and 7. Because the Acquisition was structured as a cash transaction, no CareDx common shares were assumed to be issued as transaction consideration in the pro forma earnings per share calculation. Potentially dilutive securities are included in diluted earnings per share only to the extent their effect is dilutive under the treasury stock method or other applicable U.S. GAAP guidance.

The following table sets forth the computation of basic and diluted net income (loss) per share (in thousands, except share and per share data):

	CareDx Historical	Pro Forma Combined
For the year ended December 31, 2025
Net loss	$(21,354)	$(54,938)
Weighted-average shares outstanding:
Basic	53,287,546	53,287,546
Diluted	53,287,546	53,287,546
Net loss per share:
Basic	$(0.40)	$(1.03)
Diluted	$(0.40)	$(1.03)

For the three months ended March 31, 2026
Net income (loss)	$2,809	$(3,011)
Weighted-average shares outstanding:
Basic	51,151,794	51,151,794
Diluted	53,129,928	51,151,794
Net income (loss) per share:
Basic	$0.05	$(0.06)
Diluted	$0.05	$(0.06)